Exhibit 99.2

Relay Therapeutics Announces Pricing of Public Offering of Common Stock

Cambridge, MA – September 12, 2022 – Relay Therapeutics, Inc. (Nasdaq: RLAY), a clinical-stage precision medicine company transforming the drug discovery process by combining leading-edge computational and experimental technologies, announced today the pricing of an underwritten public offering of 11,320,755 shares of its common stock at a public offering price of $26.50 per share. Relay Therapeutics also granted the underwriters a 30-day option to purchase up to an additional 1,698,113 shares of its common stock. The gross proceeds from the offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be approximately $300.0 million, excluding any exercise of the underwriters' option to purchase additional shares. All of the shares in the offering are to be sold by Relay Therapeutics.

Goldman Sachs & Co. LLC, J.P. Morgan, and Cowen are acting as joint book-running managers for the offering. BofA Securities is also acting as a book-running manager. The offering is expected to close on or about September 15, 2022, subject to customary closing conditions.

The shares of common stock are being offered by Relay Therapeutics pursuant to an effective shelf registration statement that was previously filed with the U.S. Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering was filed with the SEC on September 12, 2022. The final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and may be obtained, when available, from Goldman Sachs & Co. LLC, by mail at 200 West Street, New York, NY 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 866-803-9204 or by email at prospectus-eq_fi@jpmchase.com; Cowen and Company, LLC, Attn: Prospectus Department, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com, or by telephone at (833) 297-2926; or BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, by telephone at (800) 299-1322 or by e-mail at dg.prospectus_requests@bofa.com; or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Relay Therapeutics

Relay Therapeutics (Nasdaq: RLAY) is a clinical-stage precision medicine company transforming the drug discovery process by combining leading-edge computational and experimental technologies with the goal of bringing life-changing therapies to patients. As the first of a new breed of biotech created at the intersection of disparate technologies, Relay Therapeutics aims to push the boundaries of what’s possible in drug discovery. Its Dynamo™ platform integrates an array of leading-edge computational and experimental approaches designed to drug protein targets that have previously been intractable. Relay Therapeutics’ initial focus is on enhancing small molecule therapeutic discovery in targeted oncology and genetic disease indications.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the closing of Relay’s anticipated public offering. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release, such as the intended offering terms, are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Relay’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Relay’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement and accompanying prospectus related to the public offering filed with the SEC. Any forward-looking statements contained in this press release represent Relay’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Relay explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

Contact:
Caroline Glen
617-370-8837

cglen@relaytx.com

Media:
Dan Budwick
1AB
973-271-6085
dan@1abmedia.com